Exhibit 99.1

Live Ventures Announces Establishment of 10b5 Trading Plan with Merrill Lynch in Connection with Stock Repurchase Program

LAS VEGAS, June 6, 2019 -- Live Ventures Incorporated (Nasdaq: LIVE), a diversified holding company, today announced the establishment of a trading plan (the “10b5 Plan”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to assist the company in repurchasing shares under its previously announced stock repurchase program (the “Program”). The 10b5 Plan is subject to the parameters set forth in such plan and expires on November 29, 2019. As previously disclosed, on February 15, 2018, the Board of Directors of the company adopted the Program which authorizes the company to repurchase up to $10 million of its currently outstanding shares of common stock at prevailing market prices. The Program may be suspended or discontinued at any time and the Program does not obligate the company to acquire any specific number of shares of its common stock.

About Live Ventures

Live Ventures Incorporated, originally incorporated in 1968, is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Through its subsidiary Marquis Industries, the company manufactures and sells residential and commercial carpets primarily in North America. Marquis Industries also designs, sources and sells hard-surface flooring. Through its subsidiary Vintage Stock, an award-winning entertainment retailer, the company sells new and pre-owned movies, classic and current generation video games and systems, music on CD & LP, collectible comics, books, toys, and more. Vintage Stock, through its stores and website, ships product worldwide directly to the customer's doorstep. Through its subsidiary ApplianceSmart, the company sells new major household appliances in the United States through a chain of company-owned retail stores operating under the name ApplianceSmart®.

Forward-Looking and Cautionary Statements

The use of the word “company” or “Company” refers to Live Ventures Incorporated and its wholly-owned subsidiaries. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements and include statements relating to the repurchasing of shares under the company’s buyback program. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2018 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated
Tim Matula, Investor Relations
(425) 836-9035
tmatula@liveventures.com
http://liveventures.com
Source: Live Ventures Incorporated